EXHIBIT 4.6

                      Mezzanine Investment Corporation
                    TERMS AND CONDITIONS OF REGISTRATION


     In connection with the granting of registration rights by the Board of Directors of Mezzanine Investment Corporation, a Nevada corporation, to the shareholders of the Company on November 14, 2005, such rights shall be subject to the following terms and conditions:

     1.   Definitions
          -----------

          "Common Stock" shall mean the common stock, par value $.001, of the Company.

          "Company" is defined above.

          "Founding Shareholder" means any Shareholder who purchased or received shares of Common Stock prior to November 14, 2005, or who is a transferee of such a shareholder.

          "Holder" means the Shareholder or any transferee of the Shareholder, including donees, pledgees, or other successors-in-interest.

          "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and government or any department or agency thereof.

          "Registerable Shares" means (i) the shares of Common Stock owned by the Shareholder on November 14, 2005, and (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i) by way of replacement, share dividend, share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Shareholder" is defined as any Person beneficially owning shares of Common Stock on November 14, 2004.

     2.   Registration Rights
          -------------------

          2.1  Inclusion of Registerable Shares.
               ---------------------------------
               Any Shareholder shall have the right to include his, her, or its Registerable Shares in the next appropriate registration statement filed by the Company with the SEC. Each Shareholder shall be required to furnish to the Company a selling stockholder questionnaire within 20 days following mailing of the questionnaire to all of the Shareholders. If any Shareholder shall fail to return the questionnaire to the Company, or counsel to the Company, within such 20 day period, the right to include the Registerable Shares in the registration statement shall be forfeited, and the Company shall have no further obligation to register the Registerable Shares.

          2.2  Effectiveness of Registration Statement.
               ----------------------------------------
               The Company will use its best efforts to maintain the effectiveness of the registration statement containing the Registerable Shares until the earliest to occur of the following: (i) such time as all of the shares covered by the registration statement have been disposed of pursuant to and in accordance with the registration statement, (ii) such time as all of the shares held by all of the selling stockholders designated in the registration statement may be sold to the public without registration or restriction pursuant to Rule 144 of the Securities Act, in the reasonable opinion of counsel to the selling stockholders, or (iii) December 31, 2007.

          2.3  Piggyback Rights for Founding Shareholders.
               -------------------------------------------
               If any Registerable Shares owned by Founding Shareholders shall remain unsold at the time the registration statement is terminated or expires, the Company shall provide to the Founding Shareholder the right to piggyback such shares on the next appropriate registration. If the Company proposes to undertake an offering of shares of Common Stock for its account or for the account of other stockholders and the registration form to be used for such offering may be used for the registration of Registerable Share owned by Founding Shareholders (a "Piggyback Registration"), the Company will give prompt written notice to all such Founding Shareholders of its intention to effect such a registration (each, a "Piggyback Notice") and the Company will use its best efforts to cause to be included in such registration all Registerable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after the date of sending the Piggyback Notice. The Founding Shareholder shall be provided two opportunities only to include the Registerable Shares in a Piggyback Registration.

     3.   Registration Procedures.
          ------------------------

          3.1  Registration.
               -------------
               The Company will use its reasonable best efforts to effect the registration of such Registerable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               3.1.1     Registration Statement.
                         -----------------------
                         Prepare and file with the SEC a registration
statement with respect to such Registerable Shares and use its reasonable best efforts to cause such registration statement to become effective.

               3.1.2     Amendments and Supplements.
                         ---------------------------
                         Promptly prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement. No sales by the selling shareholders may occur during the period a post-effective amendment is being prepared and reviewed until it is declared effective by the SEC.

               3.1.3     Provisions of Copies.
                         ---------------------
                         Promptly furnished to each seller of Registerable
Shares the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Shares owned by such seller.

               3.1.4     Blue Sky Laws.
                         --------------
                         Use its reasonable best efforts to register or
qualify such Registerable Shares under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Shares owned by such seller, provided, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.4; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction.

               3.1.5     Prospectus Updating.
                         --------------------
                         Promptly notify each seller of such Registerable
Shares when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any of the following events (i) the occurrence of one or more event which, individually or together, represents a fundamental change in the information contained in the prospectus included with such registration statement; (ii) any material addition or change on the plan of distribution; or (iii) any event which would cause the information in the prospectus included in such registration statement to contain an untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading. In such event, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus.

               3.1.6     Due Diligence.
                         --------------
                         Make available for inspection by any underwriter
participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement.

               3.1.7     Deemed Underwriters or Controlling Persons.
                         -------------------------------------------
                         Permit any Holder of Registerable Shares which
Holder, in such Holder's reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such Holder and to the Company and furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included.

               3.1.8     Stop Orders.
                         ------------
                         Promptly notify Holders of the Registerable Shares
of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registerable Shares included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

          3.2  Further Information.
               --------------------
               The Company may require each Holder of Registerable Shares to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registerable Shares as the Company may from time to time reasonably request.

          3.3  Notice to Suspend Offers and Sales.
               -----------------------------------
               Each Holder severally agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3.1.5 or 3.1.8 hereof, such Holder will forthwith discontinue disposition of shares of Common Stock pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 3.1.5, or until the withdrawal of such order under Section 3.1.8.

     4.   Registration Expenses.
          ----------------------

          4.1  Expense Borne by Company.
               -------------------------
               Except as specifically otherwise provided in Section 4.2 hereof, the Company will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company in connection with such registration

          4.2  Expense Borne by Selling Security Holders.
               ------------------------------------------
               The selling security holders will be responsible for payment of their own legal fees (if they retain legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder.